                                                             EXHIBIT 99(b)






                      RIVERVIEW TOWER LIMITED PARTNERSHIP

                              LIMITED PARTNERSHIP

                              FINANCIAL STATEMENTS

                            As At December 31, 1993

                      RIVERVIEW TOWER LIMITED PARTNERSHIP

                              LIMITED PARTNERSHIP

                              FINANCIAL STATEMENTS

                            As At December 31, 1993

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                               December 31, 1993


                                     INDEX
                                     -----

AUDITORS' REPORT

STATEMENT OF ASSETS, LIABILITIES AND EQUITY                      EXHIBIT A
  As At December 31, 1993

ANALYSIS OF PARTNERS ' EQUITY                                    SCHEDULE A-1
  For The Year Ended December 31, 1993

STATEMENT OF REVENUES AND EXPENSES                               EXHIBIT B
  For The Year Ended December 31, 1993

STATEMENT OF CASH FLOWS                                          EXHIBIT C
  For The Year Ended December 31, 1993

NOTES TO FINANCIAL STATEMENTS                                    EXHIBIT D

                  [MALITZ, WEINSTEIN & RUBIN CO.-LETTERHEAD]





                               February 22, 1994



                         INDEPENDENT AUDITOR'S REPORT


RIVERVIEW TOWER LIMITED PARTNERSHIP
A LIMITED PARTNERSHIP


We have audited the accompanying statement of assets, liabilities and equity of Riverview Tower Limited Partnership, A Limited Partnership, as of December 31, 1993, and the related statements of partners' equity, revenues and expenses and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riverview Tower Limited Partnership, A Limited Partnership, as at December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                             /s/ Malitz, Weinstein & Rubin

                       RIVERVIEW TOWER LIMITED PARTNERSHIP
                              A LIMITED PARTNERSHIP
              STATEMENT Of ASSETS, LIABILITIES AND EQUITY             Exhibit A
                             As At December 31, 1993

                                     ASSETS
                                     ------

Cash                                        $        9,162.
Accounts Receivable                                    506.
Escrow Receivable                                  159,722.
Prepaid Expenses                                    22,916.
Property and Equipment                          16,705,077.
  Less:  Accumulated Depreciation and
         Amortization                           (3,664,018.)
                                             -------------
TOTAL ASSETS                                                    $13,233,365.
                                                                ===========


                        LIABILITIES AND PARTNERS' EQUITY
                        --------------------------------

LIABILITIES
  Accounts Payable                            $  2,092,044.
  Accrued Interest and Real Estate Taxes           406,374.
  Mortgage Payable                              13,758,615.
                                               -----------
 Total  Liabilities                                              $ 16,257,033.

PARTNERS' EQUITY - SCHEDULE A-1                                    (3,023,668.)
                                                                 ------------

TOTAL LIABILITIES AND PARTNERS' EQUITY                           $ 13,233,365.
                                                                 ============

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                          ANALYSIS OF PARTNERS' EQUITY             Schedule A-1
                      For The Year Ended December 31, 1993


                                    BALANCE            NET               BALANCE
                                   BEGINNING           LOSS              ENDING
                                   ---------           ----              ------
GENERAL PARTNERS                 $   (348,521.)    $  (54,662.)       $  (403,183.)

LIMITED PARTNERS                   (2,265,207.)      (355,278.)        (2,620,485.)
                                 -------------     -----------        ------------

         TOTALS                   $(2,613,728.)     $(409,940.)       $(3,023,668.)
                                 =============     ===========        ===========

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                       STATEMENT OF REVENUES AND EXPENSES             Exhibit B
                      For The Year Ended December 31, 1993


INCOME
  Rentals                                     $ 2,177,816.
  Excess Operating and Tax Charges              1,164,161.
  Garage                                          321,682.
  Antenna                                         128,301.
                                              ------------
              Total Income                                        $ 3,791,960.

OPERATING EXPENSES
  Custodial and Manager                       $   264,383.
  Depreciation and Amortization                   438,452.
  Elevator Maintenance                            112,372.
  Insurance                                        70,304.
  Interest Expense                              1,214,005.
  Management Fees                                 230,689.
  Office Expense                                   66,011.
  Professional Fees                                42,472.
  Repairs and Maintenance                         630,005.
  Supplies                                        (17,382.)
  Taxes - Real Estate                             258,343.
  Taxes - Other                                     3,430.
  Travel                                              570.
  Utilities                                       881,481.
  General Expenses                                  6,765.
                                               -----------
              Total Operating Expenses                              4,201,900.
                                                                  ------------
  NET LOSS                                                         $ (409,940.)
                                                                  ============


                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                            STATEMENT OF CASH FLOWS                 Exhibit C
                      For The Year Ended December 31, 1993


CASH GENERATED BY OPERATIONS:
 Net Loss                                       $     (409,940.)
 Depreciation Amortization                             438,452.
                                                ---------------
 Total                                                              $   28,512.

CHANGES IN OPERATING ASSETS AND LIABILITIES:
 Current Assets - (Increase) Decrease
  Receivables                                   $       (8,132.)
  Prepaids                                              (1,601.)
 Current Liabilities - Increase (Decrease)
  Accounts Payable                                     349,747.
  Accrued Expenses and Taxes                           (42,860.)
                                                ---------------
  Total                                                                297,154.
                                                                    ----------
NET CASH PROVIDED BY OPERATIONS                                     $  325,666.

INVESTING ACTIVITIES                                                      -0-

FINANCING ACTIVITIES
 Decrease In Debt                                                    (325,666.)
                                                                    ----------
INCREASE (DECREASE) IN CASH                                         $      -0-

CASH BALANCE - BEGINNING                                                 9,162.
                                                                    ----------
CASH BALANCE - ENDING                                               $    9,162.
                                                                    ----------
SUPPLEMENTAL DISCLOSURE
  Cash Paid During The Year For Interest                            $ 1,214,005.
                                                                    ============

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS               Exhibit D




NOTE 1   - SIGNIFICANT ACCOUNTING POLICIES
------------------------------------------

     ACCOUNTING METHOD
     -----------------

     The Partnership keeps its records and prepares its financial statements on the accrual basis.

     Property and Equipment
     ----------------------

     The fixed assets are recorded at cost and are being depreciated as follows:

         Buildings                   40 Years    Straight-Line
         Building Improvements       40 Years    Straight-Line
         Equipment and Improvements  10 Years    Straight-Line


NOTE 2 - TRANSACTIONS WITH RELATED PARTY
----------------------------------------

     The property, which is located in Toledo, Ohio is managed by the Mid America Management Corporation.

     Accounts payable in the amount of $1,890,218. are due to the management company.


NOTE 3 - MORTGAGE PAYABLE
-------------------------

     The land and buildings owned by the Company are encumbered by mortgages securing two notes; one to New York Life Insurance (due in 1999) and the other to Realty Refund Trust (due in 1994). One of the limited partners of the partnership is also Chairman of the Board of Realty Refund Trust.

     The Company has a fixed monthly payment of $128,362. To the extent that this amount will not satisfy the New York Life monthly payment and interest on the Realty Refund note, the shortfall will be added to the Realty
     Refund note.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP

                              LIMITED PARTNERSHIP

                              FINANCIAL STATEMENTS

                            As At December 31, 1994

                         MALITZ, WEINSTEIN & RUBIN CO.



                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                               December 31, 1994


                                     INDEX
                                     -----


AUDITORS' REPORT

BALANCE SHEET                                                  EXHIBIT A
  As At December 31, 1994

ANALYSIS OF PARTNERS' EQUITY                                   SCHEDULE A-1
  For The Year Ended December 31, 1994

STATEMENT OF OPERATIONS                                        EXHIBIT B
  For The Year Ended December 31, 1994

STATEMENT OF CHANGES IN CASH POSITION                          EXHIBIT C
  For The Year Ended December 31, 1994

NOTES TO FINANCIAL STATEMENTS                                  EXHIBIT D

SCHEDULE OF PROPERTY AND EQUIPMENT                             EXHIBIT E
  For The Years Ended December 31, 1992, 1993 and 1994

SCHEDULE OF ACCUMULATED DEPRECIATION AND AMORTIZATION          EXHIBIT F
  OF PROPERTY AND EQUIPMENT
  For The Years Ended December 31, 1992, 1993 and 1994

                   [MALITZ, WEINSTEIN & RUBIN C0.- LETTERHEAD]
                          CERTIFIED PUBLIC ACCOUNTANTS
                         3690 ORANGE PLACE - SUITE 250
                           CLEVELAND, OHIO 44122-4422
                            TELEPHONE (216)464-9560
                           TELECOPIER (216) 464-2887

                               February 24, 1995


                          INDEPENDENT AUDITOR'S REPORT


RIVERVIEW TOWER LIMITED PARTNERSHIP
A LIMITED PARTNERSHIP


We have audited the accompanying balance sheet of Riverview Tower Limited Partnership, A Limited Partnership, as of December 31, 1994, and the related statements of partners' equity, operations and changes in cash position for the year then ended. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our Opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riverview Tower Limited Partnership, A Limited Partnership, as at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained in Exhibits E and F is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                             /s/ Malitz, Weinstein & Rubin Co.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                                BALANCE SHEET                         Exhibit A
                            As At December 31, 1994


                                     ASSETS
                                     ------

Cash                                       $        150.
Accounts Receivable                                 183.
Escrow Receivable                               163,377.
Prepaid Expenses                                 24,248.
Property and Equipment                       16,705,077.
  Less:  Accumulated Depreciation and
          Amortization                       (4,102,470.)
                                           ------------
TOTAL ASSETS                                                      $12,790,565.
                                                                  ===========


                        LIABILITIES AND PARTNERS' EQUITY
                        --------------------------------

LIABILITIES
  Accounts Payable                        $     320,001.
  Accrued Interest and Real Estate Taxes        360,280.
  Security Deposits                               2,482.
  Mortgage Payable                           11,937,438.
                                          -------------
     Total Liabilities                                             $12,620,201.

PARTNERS' EQUITY - SCHEDULE A-1                                        170,364.
                                                                   -----------
TOTAL LIABILITIES AND PARTNERS' EQUITY                             $12,790.565.
                                                                   ===========

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                         ANALYSIS OF PARTNERS' EQUITY             Schedule A-1
                      For The Year Ended December 31, 1994


                                    BALANCE          NET            BALANCE
                                   BEGINNING        INCOME           ENDING
                                   ---------        ------          --------

GENERAL PARTNERS                 $  (403,183.)    $   283,918.    $  (119,265.)

LIMITED PARTNERS                  (2,620,485.)      2,910,114.        289,629.
                                 ------------     -----------     -----------

      TOTALS                     $(3,023,668.)    $ 3,194,032.       $170,364.
                                 ============     ===========     ===========

                      RIVERVIEW T0WER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                            STATEMENT OF OPERATIONS                   Exhibit B
                      For The Year Ended December 31, 1994


INCOME
 Rentals                                    $ 4,314,541.
 Excess Operating and Tax Charges             2,656,961.
 Garage                                         382,448.
 Antenna                                        142,841.
                                            -----------
      Total Income                                              $ 7,496,791.

OPERATING EXPENSES
 Custodial and Manager                      $   302,628.
 Depreciation and Amortization                  438,452.
 Elevator Maintenance                           114,630.
 Insurance                                       71,410.
 Interest Expense                             1,140,730.
 Management Fees                                120,000.
 Office Expense                                  67,249.
 Professional Fees                               43,406.
 Repairs and Maintenance                        900,374.
 Supplies                                       (29,272.)
 Taxes - Real Estate                            271,360.
 Taxes - Other                                    2,659.
 Travel                                             155.
 Utilities                                      854,087.
 General Expenses                                 4,891.
                                            -----------

      Total Operating Expenses                                    4,302,759.
                                                                 ----------

  NET INCOME                                                     $3,194,032.
                                                                 ==========



                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                     STATEMENT OF CHANGES IN CASH POSITION             Exhibit C
                      For The Year Ended December 31, 1994




CASH GENERATED BY OPERATIONS:

Net Income                                         $ 3,194,032.
Depreciation Amortization                              438,452.
                                                  -------------
   Total                                                         $  3,632,484.

CHANGES IN OPERATING ASSETS AND LIABILITIES:
  Current Assets - (Increase) Decrease
  Receivables                                     $        323.
  Prepaids and Escrows                                  (4,987.)
Current Liabilities - Increase (Decrease)
  Accounts Payable                                  (1,772,043.)
  Security Deposits                                      2,482.
  Accrued Expenses and Taxes                           (46,094.)
                                                  ------------

         Total                                                     (1,820,319.)
                                                                 ------------
NET CASH PROVIDED BY OPERATIONS                                  $  1,812,165.

INVESTING ACTIVITIES                                                     -0-

FINANCING ACTIVITIES
  Decrease In Debt                                                  (1,821,177.)
                                                                 -------------
INCREASE (DECREASE) IN CASH                                      $      (9,012.)
CASH BALANCE - BEGINNING                                                 9,162.
                                                                 -------------
CASH BALANCE - ENDING                                            $         150.
                                                                 -------------

SUPPLEMENTAL DISCLOSURE
  Cash Paid During The Year For Interest                         $   1,112,312.
                                                                 =============

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS                Exhibit D


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

     Accounting Method
     -----------------

     The Partnership keeps its records and prepares its financial statements on the accrual basis.

     Property and Equipment
     ----------------------

     The fixed assets are recorded at cost and are being depreciated as follows:

         Buildings                   40 Years    Straight-Line
         Building Improvements       40 Years    Straight-Line
         Equipment and Improvements  10 Years    Straight-Line


NOTE 2 - TRANSACTIONS WITH RELATED PARTY
----------------------------------------

     The property, which is located in Toledo, Ohio is managed by the Mid America Management Corporation.

     Accounts Payable in the amount of $137,244. are due to the management company.

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS              Exhibit D
                                                                    (Continued)


NOTE 3 - MORTGAGE PAYABLE
-------------------------

     The land and buildings owned by the Company are encumbered by mortgages securing two notes; one to New York Life Insurance (due in 1999) and the other to Realty Refund Trust (due in 1996). One of the limited partners of the partnership is also Chairman of the Board of Realty Refund Trust.

     The Company has a fixed monthly principal and interest payment of $74,195. on the first mortgage plus an interest only payment on the Realty Refund note at 10% per annum. In addition, the Company has agreed to pay $850,000. against the outstanding amount due on January 1, 1995 and January 1, 1996.

     The Company has also agreed to deposit with Realty Refund Trust in escrow all excess cash flow. The funds will be made available for tenant improvements or third party leasing commissions. The amount due for 1994 is $304,291.


NOTE 4 - LEASE AMENDMENT AND EXTENSION
--------------------------------------

     On June 2, 1994, the Company modified its lease with Owens-Corning Fiberglass Corporation as follows:

     The tenant has extended its lease to December 31, 1996 and agreed to a lease extension fee of $5,000,000. payable June, 1994, January, 1995 and January, 1996. There were also modifications of lease and operating expense payment terms.

                       RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                     SCHEDULE OF PROPERTY AND EQUIPMENT              Exhibit E
              For The Years Ended December 31, 1992, 1993 and 1994


                                      1992
                                      ----

                          BALANCE
                        AT BEGINNING      ADDITIONS                     BALANCE AT END
                         OF PERIOD         AT COST      RETIREMENTS      OF PERIOD
                        ------------      ---------     -----------      -------------
Building               $13,771,320.                                      $ 13,771,320.
Building Improvements    1,473,220.                                         1,473,220.
Equipment                  551,143.                                           551,143.
Land                       887,000.                                           887,000.
                       -----------      -----------     ---------       -------------
         Total         $16,682,683.     $     -0-       $    -0-         $ 16,682,683.
                       ===========      ===========     =========       =============


                                      1993
                                      ----

Building               $13,771,320.                                       $ 13,771,320.
Building Improvements    1,473,220.                                          1,473,220.
Equipment                  551,143.     $   22,394.                            573,537.
Land                       887,000.                                            887,000.
                       -----------      -----------     ---------        -------------
         Total       $  16,682,683.     $   22,394.     $     -0-         $ 16,705,077.
                       ===========      ===========     =========        =============

                                      1994
                                      ----

Building              $13,771,320.                                        $ 13,771,320.
Building Improvements   1,473,220.                                           1,473,220.
Equipment                 573,537.                                             573,537.
Land                      887,000.                                             887,000.
                       -----------      -----------     ---------        -------------
         Total        $16,705,077.     $       -0-      $     -0-         $ 16.705.077.
                       ===========      ===========     =========        =============

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
              SCHEDULE OF ACCUMULATED DEPRECIATION AND AMORTIZATION    Exhibit F
                            OF PROPERTY AND EQUIPMENT
              For The Years Ended December 31, 1992, 1993 and 1994

                                          1992
                                          ----
                                BALANCE         ADDITIONS
                              AT BEGINNING      CHARGED TO                        BALANCE AT END
                                 PERIOD      COSTS & EXPENSES    RETIREMENTS        OF PERIOD
                                 ------      ----------------    -----------        ---------
Building                      $ 2,233,494.      $ 344,283.                         $ 2,567,777.
Building Improvements             231,217.         36,816.                             268,033.
Equipment                         333,522.         56,234.                             389,756.
                              -----------      ----------      ------------        -----------
         Total                $ 2,798,233.      $ 437,333.       $      -0-        $ 3,225,566.
                             ============      ==========      ============        ===========

                                          1993
                                          ----
Building                      $ 2,567,777.      $ 344,283.                         $ 2,912,060.
Building Improvements             268,033.         36,816.                             304,849.
Equipment                         389,756.         57,353.                             447,109.
                              -----------      ----------      ------------        -----------
         Total                $ 3,225,566.     $  438,452.      $       -0-        $ 3,664,018.
                              ===========      ==========      ============        ===========

                                          1994
                                          ----

Building                      $ 2,912,060.     $  344,283.                         $ 3,256,343.
Building Improvements             304,849.         36,816.                             341,665.
Equipment                         447,109.         57,353.                             504,462.
                              -----------      ----------      ------------        -----------
         Total                $ 3,664,018.     $  438,452.     $       -0-         $ 4,102,470.
                             ============      ==========      ============        ===========


                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                                FINANCIAL REPORT

                                DECEMBER 31, 1995

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                                    CONTENTS

--------------------------------------------------------------------------------

                                                                     Page
                                                                     ----

AUDITORS' REPORT ON THE FINANCIAL STATEMENTS                            1

FINANCIAL STATEMENTS
    Balance sheet                                                       2
    Statement of income                                                 3
    Statement of partners' equity                                       4
    Statement of cash flows                                             5
    Notes to financial statements                                     6-7

AUDITORS' REPORT ON ACCOMPANYING INFORMATION                            8

ACCOMPANYING INFORMATION
    Schedules of property and equipment                                 9
    Schedules of accumulated depreciation and amortization
       of property and equipment                                       10

To the Partners
The Riverview Tower Limited Partnership
Cleveland, Ohio


                          Independent Auditors' Report
                          ----------------------------


         We have audited the accompanying balance sheet of The Riverview Tower Limited Partnership as of December 31, 1995, and the related statements of income, partners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Riverview Tower Limited Partnership as of December 31, 1995, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                  /s/ Hausser & Taylor

Cleveland, Ohio
February 23, 1996

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                                  BALANCE SHEET

                               December 31, 1995
                               -----------------


ASSETS
------

RENTAL PROPERTY
         Land                                                        $   887,000
         Building and improvements                                    15,264,693
         Equipment                                                       598,257
                                                                     -----------
             Total                                                    16,749,950
         Less accumulated depreciation                                 4,518,193
                                                                     -----------
             Net rental property                                                     $12,231,757

OTHER ASSETS
         Cash                                                                150
         Accounts receivable                                              44,533
         Prepaid expenses                                                 22,846
         Real estate escrow                                              149,017
         Capital reserve escrow                                          214,291
                                                                     -----------
             Total other assets                                                          430,837
                                                                                     -----------

                                                                                     $12,662,594
                                                                                     ===========

LIABILITIES AND PARTNERS' EQUITY
--------------------------------

LIABILITIES
         Accounts payable                                            $   148,316
         Accrued interest and real estate taxes                          365,075
         Security deposits                                                 2,482
         Mortgage notes payable                                       10,413,780
                                                                     -----------
             Total liabilities                                                       $10,929,653

PARTNERS' EQUITY                                                                       1,732,941
                                                                                     -----------

                                                                                     $12,662,594
                                                                                     ===========



   The accompanying notes are an integral part of these financial statements.

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                               STATEMENT OF INCOME

                          Year Ended December 31, 1995
                          ----------------------------



INCOME
         Rental income                                               $  3,631,044
         Garage                                                           390,413
         Antenna                                                          154,855
         Excess operating and other pass through charges                1,925,473
                                                                     ------------
                           Total income                                                $   6,101,785

EXPENSES
         Custodial and manager expenses                                   180,286
         Depreciation and amortization                                    415,723
         Elevator maintenance                                             123,746
         Insurance                                                         70,302
         Interest expense                                                 944,283
         Management fees                                                  120,000
         Office expense and miscellaneous                                 128,220
         Office salaries                                                   55,132
         Professional fees                                                 34,623
         Repairs and maintenance                                          743,561
         Security expense                                                  22,419
         Sellers' fee                                                      90,000
         Supplies                                                          36,462
         Taxes - payroll                                                   15,726
         Taxes - personal property                                          2,427
         Taxes - real estate                                              286,871
         Travel                                                             1,696
         Utilities                                                      1,267,731
                                                                     ------------
                           Total expenses                                                  4,539,208
                                                                                       -------------

NET INCOME                                                                             $   1,562,577
                                                                                       =============

   The accompanying notes are an integral part of these financial statements.

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                          STATEMENT OF PARTNERS' EQUITY

                          Year Ended December 31, 1995
                          ----------------------------



                               Balance           Net                               Balance
                              Beginning         Income       Distributions         Ending
                              ---------         ------       -------------         ------

GENERAL PARTNERS            $  (119,265)     $    208,344     $     -          $      89,079

LIMITED PARTNERS                 289,629        1,354,233           -              1,643,862
                            ------------     ------------     ------------     -------------
TOTAL                       $    170,364     $  1,562,577     $     -          $   1,732,941
                            ============     ============     ============     =============






   The accompanying notes are an integral part of these financial statements.

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                             STATEMENT OF CASH FLOWS

                          Year Ended December 31, 1995
                          ----------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                    $ 1,562,577
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization                                $  415,723
      Changes in assets and liabilities:
        Increase in accounts receivable                               (44,350)
        Decrease in prepaid expenses                                     1,402
        Decrease in escrow receivables                               (199,931)
        Decrease in accounts payable                                 (171,685)
        Increase in accrued interest and taxes                          4,795
                                                                    ----------
         Total adjustments                                                           5,954
                                                                                -----------
            Net cash provided by operating activities                             1,568,531


CASH FLOWS FROM INVESTING ACTIVITIES
  Building improvements and equipment purchases                                     (44,873)

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on long-term debt                                           (1,523,658)
                                                                                -----------

NET CHANGE IN CASH

CASH - BEGINNING OF YEAR                                                                150
                                                                                -----------

CASH - END OF YEAR                                                              $       150
                                                                                ===========


Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Interest                                                      $  944,283


    The accompanying notes are an integral part of these inancial statements.

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.           ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       A. Purpose - The Riverview Tower Limited Partnership is an Ohio limited partnership formed for the purpose of owning, leasing and operating an office building in Toledo, Ohio. The Partnership commenced operations on July 26, 1985.

       B. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       C. Concentration Account - An affiliate of the general partner utilizes a concentration account for the various properties it manages. In this way excess cash for all properties may be invested on a short term basis and cash disbursements made on behalf of each separate partnership are funded when necessary.

       D. Property and Improvements - The building and related improvements are being depreciated on straight-line or accelerated cost recovery methods over periods dictated by statutory requirements.

       E. Income Taxes - No provision for income taxes is necessary because any income or loss is includible in the tax returns of the partners.

NOTE 2.           MORTGAGE NOTES PAYABLE

                  The land and building owned by the Partnership are encumbered by mortgages securing two notes; one to New York Life Insurance (due in 1999) and the other to Realty Refund Trust (due in 1996). One of the limited partners of the Partnership is also Chairman of the Board of Realty Refund Trust.

                  The Partnership has a fixed monthly principal and interest (at 6.05%) payment of $74,195 on the first mortgage plus an interest only payment on the Realty Refund note at 10% per annum. In addition, the Partnership has agreed to pay $850,000 against the outstanding amount due on January 1, 1996.

                  Principal payments on the mortgage notes payable as of December 31, 1995 are as follows:

                         1996                               $      7,854,792
                         1997                                        756,263
                         1998                                        803,308
                         1999                                        999,417
                                                            ----------------
                            Total                           $     10,413,780
                                                            ================



                  The fair value of the Partnership's long-term debt is estimated based on borrowing rates currently available to the Partnership for bank loans with similar terms and maturities and approximates the carrying value.

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

NOTE 3.           TRANSACTIONS WITH RELATED PARTY

                  The property is managed by the Mid-America Management Corporation. Accounts receivable in the amount of $41,405 are due from the management company.

                  The Partnership is obligated to pay a management fee to Mid-America Management Corporation for certain services with respect to the operations of the Partnership. The amount of the fee included in expense for the year ended December 31, 1995 is $120,000.

NOTE 4.           OPERATING LEASES

                  The Partnership's operating revenue is principally obtained from tenants through rental payments as provided for under noncancelable operating leases. The tenant leases typically provide for fixed minimum rent and reimbursement of real estate taxes and operating costs.

                  The following is a schedule of minimum future rentals on noncancelable operating leases as of December 31, 1995 for the next five years:

                         1996                         $     2,418,850
                         1997                                 137,660
                         1998                                  42,700
                         1999                                  19,540
                         2000                                  19,200
                                                      ---------------
                           Total                      $     2,637,950
                                                      ===============



NOTE 5.           LEASE AMENDMENT AND EXTENSION

                  On June 2, 1994, the Partnership modified its lease with Owens-Corning Fiberglas Corporation as follows:

                  The tenant has extended its lease to December 31, 1996 and agreed to a lease extension fee of $5,000,000 payable as follows:

                         June 1994                      $     2,000,000
                         January 1995                         1,500,000
                         January 1996                         1,500,000
                                                        ---------------
                            Total                       $     5,000,000
                                                        ===============


                  There were also modifications of lease and operating expense payment terms.

NOTE 6.           SUBSEQUENT EVENTS

                  The Partnership's principal tenant has not renewed its lease and is expected to vacate the premises during 1996.

                  The Partnership has listed the building with a broker and is attempting to dispose of the property.

                         [HAUSSER & TAYLOR LETTERHEAD]


Partners
The Riverview Tower Limited Partnership
Cleveland, Ohio

         Our audit was made for the purpose of forming an opinion of the basic financial statements for the year ended December 31, 1995, taken as a whole. The accompanying information is presented for purposes of additional analysis and is not a required part of the basic financial statements. The information has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

         The supplemental information for 1994 and 1993 which follows was audited by other accountants whose report dated February 25, 1995, indicated that the supplemental information is fairly stated in all material respects.


                                                  /s/ Hausser & Taylor

Cleveland, Ohio
February 23, 1996

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                       SCHEDULES OF PROPERTY AND EQUIPMENT

                  Years Ended December 31, 1995, 1994, and 1993
                  ---------------------------------------------



                                                                                    1995
                                                 --------------------------------------------------------------------------
                                                     Balance
                                                   At Beginning      Additions                       Balance At
                                                    of Period         At Cost     Retirements       End of Period
                                                    ---------         -------     -----------       -------------

Building                                         $  13,771,320                                      $  13,771,320
Building improvements                                1,473,220        $ 20,152                          1,493,372
Equipment                                              573,537          24,721                            598,258
Land                                                   887,000                                            887,000
                                                 -------------        --------      ----------      -------------

         Total                                   $  16,705,077        $ 44,873      $    -          $  16,749,950
                                                 =============        ========      ==========      =============


                                                                        1994
                                                 --------------------------------------------------------------------------
Building                                         $  13,771,320                                      $  13,771,320
Building improvements                                1,473,220                                          1,473,220
Equipment                                              573,537                                            573,537
Land                                                   887,000                                            887,000
                                                 -------------        --------      ----------      -------------

         Total                                   $  16,705,077        $   -         $    -          $  16,705,077
                                                 =============        ========      ==========      =============


                                                                                    1993
                                                 --------------------------------------------------------------------------
Building                                         $  13,771,320                                      $  13,771,320
Building improvements                                1,473,220                                          1,473,220
Equipment                                              551,143        $ 22,394                            573,537
Land                                                   887,000                                            887,000
                                                 -------------        --------      ----------      -------------

         Total                                   $  16,682,683        $ 22,394      $    -          $  16,705,077
                                                 =============        ========      ==========      =============

                     THE RIVERVIEW TOWER LIMITED PARTNERSHIP

SCHEDULES OF ACCUMULATED DEPRECIATION AND AMORTIZATION OF PROPERTY AND EQUIPMENT

                  Years Ended December 31, 1995, 1994, and 1993
                  ---------------------------------------------



                                                                               1995
                                                  -----------------------------------------------------------------
                                                                     Additions
                                                      Balance        Charged To
                                                    At Beginning     Costs and                         Balance At
                                                     of Period        Expenses        Retirements     End of Period
                                                     ---------        --------        -----------     -------------

Building                                         $   3,256,343      $    344,283                     $   3,600,626
Building improvements                                  341,665            37,320                           378,985
Equipment                                              504,462            34,120                           538,582
                                                 -------------      ------------      ------------   -------------

         Total                                   $   4,102,470      $    415,723      $    -         $   4,518,193
                                                 =============      ============      ============   =============



                                                                               1994
                                                  -----------------------------------------------------------------

Building                                         $   2,912,060      $    344,283                     $   3,256,343
Building improvements                                  304,849            36,816                           341,665
Equipment                                              447,109            57,353                           504,462
                                                 -------------      ------------      ------------   -------------

         Total                                   $   3,664,018      $    438,452      $    -         $   4,102,470
                                                 =============      ============      ============   =============

                                                                               1993
                                                  -----------------------------------------------------------------

Building                                         $   2,567,777      $    344,283                     $   2,912,060
Building improvements                                  268,033            36,816                           304,849
Equipment                                              389,756            57,353                           447,109
                                                 -------------      ------------      ------------   -------------

         Total                                   $   3,225,566      $    438,452      $    -         $   3,664,018
                                                 =============      ============      ============   =============
